Exhibit 23.2
DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
March 10, 2006
Superior Energy Services, Inc.
1105 Peters Road
Harvey, LA 70058
Gentlemen:
     We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2005 on Certain Properties owned by SPN Resources, LLC.” (our Report) in the Annual Report on Form 10—K of Superior Energy Services, Inc. for the year ended in December 31, 2005, as well as in the “Notes to the Consolidated Financial Statements” included therein. SPN Resources, LLC. is a wholly owned subsidiary of Superior Energy Services, Inc. In addition, we hereby consent to the incorporation by reference of such reference to DeGolyer and MacNaughton and to our Report in Superior Energy Services, Inc.’s Registration Statements on Form S-3 (Registration No. 333-123442 and No. 333-35286) and on Form S-8 (Registration Nos. 333-125316, 333-116078, 333-101211, 333-33758, 333-43421, and 333-12175).

Very truly yours, /s/ DeGOLYER and MacNAUGHTON